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                                                                    Exhibit 23.4

                        CONSENT OF JOHN T. BOYD COMPANY

We hereby consent to the reference to us and to the description of our undertakings as set forth under the caption "The Merger - Background of the Merger" in the Proxy Statement/Prospectus of Ashland Coal, Inc. and Arch Mineral Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Arch Mineral Corporation.


                                       JOHN T. BOYD COMPANY
                                       /s/ Ronald L. Lewis

May 28, 1997